EXHIBIT 21

                    LIST OF SUBISIDIARIES



1.  The Company holds 100% of the outstanding capital stock of:

       The University of Phoenix, Inc.
       Institute for Professional Development
       Apollo Development Corporation
       Apollo Press, Inc.
       Online, Inc.
       Apollo Education Corporation
       Western International University, Inc.
       College for Financial Planning Institutes Corporation
       Apollo Learning Group, Inc.
       International Education Partners, Inc.
       Apollo Investments, Inc.

2. The University of Phoenix, Inc. holds 100% of the outstanding capital stock of:

       The University of Phoenix, Inc. (Michigan)
       Apollo Canada Holding Company

3. The College for Financial Planning Institutes Corporation holds 100% of the outstanding capital stock:

       College for Financial Planning, Inc.

4. Western International University, Inc. holds 100% of the outstanding capital stock of:

       W.I.U. (London) Limited

5. Apollo Canada Holding Company holds 100% of the outstanding capital stock of:

       University of Phoenix, ULC